                                                                                    For Additional Information Contact:
                                                                                    Charles A. Caswell
                                                                                    Chief Financial Officer
                                                                                    (704) 688-1112

FOR IMMEDIATE RELEASE
April 9, 2007

FIRST CHARTER REGAINS COMPLIANCE WITH NASDAQ

Charlotte, N.C. - - April 9, 2007 - - First Charter Corporation (NASDAQ:  FCTR) announced that NASDAQ today notified the Company it has regained compliance with NASDAQ Rule 4310 (c) (14), permitting the company's continued listing.  This follows the Company's April 5, 2007 filing of its Annual Report on Form 10-K for the year ended December 31, 2006. Accordingly, NASDAQ determined the pending hearing before its Listing Qualifications Panel was unnecessary and thus was canceled.

Robert E. James, Jr., First Charter's president and chief executive officer, commented, "We are pleased to report this quick and favorable determination from NASDAQ.  We continue to focus on delivering exceptional service to our clients."

Corporate Profile

 First Charter Corporation (NASDAQ: FCTR), headquartered in Charlotte, North Carolina, is a regional financial services company with assets of $4.9 billion and is the holding company for First Charter Bank. First Charter operates 58 financial centers, four insurance offices, and 137 ATMs in North Carolina and Georgia, and also operates loan origination offices in Asheville, North Carolina and Reston, Virginia. First Charter provides businesses and individuals with a broad range of financial services, including banking, financial planning, wealth management, investments, insurance, and mortgages.  For more information about First Charter, visit the Corporation's Web site at www.firstcharter.com or call 800-601-8471.